Massachusetts Mutual Life Insurance Company 1295 State Street, Springfield, MA 01111-0001	Application for Individual Deferred Variable Annuity MassMutual Transitions SelectSM II

Complete all sections unless otherwise indicated. Massachusetts Mutual Life Insurance Company will be referred to herein as the “Company”.

A	Owner(s) Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Owner (Select one): ☐ Individual ☐ Corporation ☐ Trust

1.	Full legal name (If individual: First, MI, Last, Suffix):

2.	Gender (Select one): ☐ Male ☐ Female ☐ N/A - Entity

3.	Date of birth/Trust (mm/dd/yyyy):

4.	Taxpayer Identification Number (SSN / ITIN / EIN):

5.	Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

6.	Mailing address – complete only if different from question 5 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

7.	Preferred phone number: ( ) - Extension: ☐ Home ☐ Work ☐ Mobile
8.	Alternate phone number: ( ) - Extension: ☐ Home ☐ Work ☐ Mobile

9.	Email address:

10.	Type of citizenship (Select one):
☐ Resident U.S. citizen ☐ Non-resident U.S. citizen ☐ Resident alien ☐ Non-resident alien ☐ U.S. Legal Entity
If U.S. citizen, skip to question 11. If alien, continue to question 10a and attach copy of visa. a. Country of citizenship: b. Type of visa:

Joint Owner (Both Owners must be Individuals)

11.	Full legal name (First, MI, Last, Suffix):
12.	Gender (Select one): ☐ Male ☐ Female
13.	Date of birth (mm/dd/yyyy):
14.	Taxpayer Identification Number (SSN / ITIN):

Complete questions 15-18 only if different than Owner.

15.	Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

16.	Mailing address – complete only if different from question 15 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

17.	Phone number: ( ) - Extension: ☐ Home ☐ Work ☐ Mobile

18.	Email address:

19.	Relationship to Owner:

20.	Type of citizenship (Select one):
☐ Resident U.S. citizen ☐ Non-resident U.S. citizen ☐ Resident alien ☐ Non-resident alien
If U.S. citizen, skip to section B – Annuitant(s) Information. If alien, continue to question 20a and attach copy of visa. a. Country of citizenship: b. Type of visa:

MassMutual Financial Group is a marketing name for Massachusetts Mutual Life Insurance Company (MassMutual) and its affiliated companies and sales representatives.

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B	Annuitant(s) Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Annuitant - Complete only if the Annuitant is different than the Owner

1.	Full legal name (First, MI, Last, Suffix):

2.	Gender (Select one): ☐ Male ☐ Female

3.	Date of birth (mm/dd/yyyy):

4.	Taxpayer Identification Number (SSN / ITIN):

5.	Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

6.	Mailing address – complete only if different from question 5 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

7.	Phone number: (	)	-	Extension:	☐ Home ☐ Work ☐ Mobile

8.	Email address:

Joint Annuitant

9.	Full legal name (First, MI, Last, Suffix):

10.	Gender (Select one): ☐ Male ☐ Female

11.	Date of birth (mm/dd/yyyy):

12.	Taxpayer Identification Number (SSN / ITIN):

Complete questions 13-16 only if different than Primary Annuitant.

13.	Legal address – do not use PO Box (Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

14.	Mailing address – complete only if different from question 13 (PO Box or Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):

15.	Phone number: (	)	-	Extension:	☐ Home ☐ Work ☐ Mobile

16.	Email address:

17.	Relationship to Annuitant:

C	Owner Replacement Questions : : : : : : : : : : : : : : : : : : : : : : : : :

Complete the replacement questions below for all cases.

1.

Does the Owner have existing life insurance or annuity contracts currently in force or applied for?..............................................................................................................................

☐ Yes ☐ No

2.

Is this Application intended to replace or change any life insurance or annuity contract in force with the Company or any other companies? Change means causing a policy or contract to lapse, surrender (in whole or part), forfeit, terminate, convert to reduced paid up or continue as extended term insurance, reduce in value by borrowing against it, change the term or coverage benefits..................................................................................................

☐ Yes ☐ No
If question 2 is answered Yes, required replacement forms and information must be signed and submitted with this Application.

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D	Purchase Payment : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	Amount submitted with Application: $

Estimated transfer(s): $

Tax Year (Complete for IRA contribution only, default is current year):

MassMutual Internal Exchange/ Replacement contract/policy number (If applicable):
2.	Source of Purchase Payment (Select all that apply):

☐	Non-Qualified	☐	Non-Qualified Deferred Compensation
☐	Mutual Funds/Stocks	☐	Qualified Employer Plan (401(k), Money Purchase, Pension Plan, Profit Sharing Plan, Target Benefit Plan)
☐	Traditional IRA	☐	Roth IRA - date established (mm/dd/yyyy):
☐	Keogh (H.R. 10)	☐	SIMPLE IRA - date established (mm/dd/yyyy):
☐	SEP IRA	☐	Employer Contributions
☐	Custodial IRA	☐	Governmental 457 Deferred Compensation
☐	TSA/Texas ORP	☐	Personal Savings/CD/Checking Account/Cash
☐	Other (Specify):

E	Product Elections : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

1.	New plan type (Select one):

☐	Traditional IRA	☐	401(k)*	☐	Target Benefit Plan*
☐	Roth IRA	☐	Keogh (H.R.10)*	☐	Beneficiary/Inherited IRA*
☐	SEP IRA	☐	Money Purchase Pension Plan*	☐	Non-Qualified
☐	Custodial IRA*	☐	Pension Plan*	☐	Non-Qualified Deferred Compensation*
☐	SIMPLE IRA Complete 1a and 1b	☐	Profit Sharing Plan*	☐	Non-Qualified Beneficiary Annuity*

*Additional forms(s) required

a.	SIMPLE IRA Employer name (If applicable):

b.	SIMPLE IRA Employer address (If applicable):

2.	Share Class (Select one):

☐	L Share ( 4 year Contingent Deferred Sales Charge)

☐	B Share ( 7 year Contingent Deferred Sales Charge)

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F	Guaranteed Minimum Accumulation Benefit (Optional): : : : : : : : : : : : : : : : :

Guaranteed Minimum Accumulation Benefit (GMAB) is an optional product feature that is available for an additional charge.

1.	Guaranteed Minimum Accumulation Benefit (GMAB) (Select one):
☐ 10 Year Benefit
☐ 20 Year Benefit
2.	GMAB Fund Allocation:

Complete 2a or 2b to select GMAB fund allocations.

a. MML Asset Allocation Funds (Select one):

☐ MML Conservative Allocation    ☐ MML Balanced Allocation

☐ MML Moderate Allocation          ☐ MML Core Allocation

b. Custom Allocation Choice Select (Allocations must be made within the minimum and maximum parameters indicated.):

Rebalancing frequency (Select one):  ☐ Quarterly (default)  ☐ Semi-annually  ☐ Annually

Initial Allocation	Asset Class Sub-Account Name	Initial Allocation	Asset Class Sub-Account Name
	40% - 60%		0% - 10% (total)
%	MML Managed Bond	%	MML Mid Cap Growth
		%	MML Mid Cap Value
20% - 25% (total)
%	MML Equity		0% - 10% (total)
%	MML Equity Income	%	MML International
		%	MML Global
	20% - 25% (total)%		Oppenheimer Global
%	MML Growth and Income
%	MML Growth	Total 100%

G	Fixed Account for Dollar Cost Averaging (Optional) : : : : : : : : : : : : : : : : : : :

Do not complete this section if Guaranteed Minimum Accumulation Benefit has been selected.

If Fixed Account for Dollar Cost Averaging (DCA) is selected, destination funds must be completed in section H – Fund Allocations.

Duration (Select one):   ☐ 6 month DCA Term   ☐ 12 month DCA Term

100% of the initial purchase payment will be applied to the DCA Fixed Account selected unless otherwise specified below.

If additional space is needed, use section K – Additional Details.

Initial Allocation	Account / Sub-Account Name	Initial Allocation	Account / Sub-Account Name
%	DCA Fixed Account	%
%		%
%		%
%		%
%		%
%		%
%		Total 100%

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H	Fund Allocations : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Do not complete this section if Guaranteed Minimum Accumulation Benefit has been selected.

Use whole percentages to allocate initial purchase payment / DCA destination allocations.

Initial Allocation	Asset Class Sub-Account Name	Initial Allocation	Asset Class Sub-Account Name
	Asset Allocation		Large Cap Growth
%	MML Conservative Allocation	%	MML Large Cap Growth
%	MML Balanced Allocation	%	MML Blue Chip Growth
%	MML Moderate Allocation	%	MML Fundamental Growth
%	MML Core Allocation	%	MML Growth
%	MML Growth Allocation		Small/Mid Cap Value
%	MML Aggressive Allocation	%	MML Mid Cap Value
	Money Market	%	MML Small Company Value
%	MML Money Market	%	MML Small/Mid Cap Value
	Fixed Income		Small/Mid Cap Blend
%	Oppenheimer Global Strategic Income	%	MML Small Cap Equity
%	MML Short-Duration Bond		Small/Mid Cap Growth
%	MML Managed Bond	%	MML Mid Cap Growth
%	MML Inflation-Protected and Income	%	MML Small Cap Growth Equity
%	MML High Yield	%	Oppenheimer Discovery Mid Cap Growth
%	MML Total Return Bond		International/Global
%	MML Dynamic Bond	%	MML Foreign
	Balanced	%	MML Global
%	MML Blend	%	MML Strategic Emerging Markets
	Large Cap Value	%	MML International
%	MML Equity Income	%	MML International Equity
%	MML Income & Growth	%	Oppenheimer International Growth
%	MML Equity	%	Oppenheimer Global
%	MML Fundamental Value		Specialty
	Large Cap Blend	%	Ivy Asset Strategy
%	MML Focused Equity	%	Oppenheimer Global Multi-Alternatives
%	MML Growth & Income	%	MML Managed Volatility
%	Fidelity® Contrafund®
%	Oppenheimer Main Street	Total 100%

Rebalancing Program – Optional Program

If Rebalancing and Fixed DCA are both selected, Rebalancing will begin one frequency after the Fixed DCA program has completed.

Frequency (Select one):   ☐  Monthly  ☐  Quarterly   ☐  Semi-annually ☐  Annually

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I	Beneficiary Information : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Complete this section to designate a Beneficiary. If additional space is needed, use section K – Additional Details.

•	If the Application has a Joint Owner, only complete this section to designate a Contingent Beneficiary because the surviving Joint Owner is the sole Primary Beneficiary.
•	If the Owner is a non-natural person, the Owner must be the Beneficiary. Do not complete this section.
•

“Issue per stirpes” means that if a Beneficiary dies before the Owner, any amount that would have been paid to that Beneficiary, will be paid in one sum and in equal shares to the surviving children of that Beneficiary, if any, before any other Contingent Beneficiary. Issue per stirpes is only applicable if the Beneficiary is a person.

•	If percentages or “In Equal Shares” is not indicated in the Beneficiary section, any death benefit proceeds will be distributed equally among Beneficiaries in that class.

1a.	Beneficiary (Select one): ☐ Primary ☐ Contingent

Type (Select one): ☐ Individual ☐ Trust ☐ Trust under Will ☐ Owner’s Estate ☐ Other Entity

Full legal name:

Mailing address:

Phone number: ( ) - Extension: ☐ Home ☐ Work ☐ Mobile

Date of birth/Trust (mm/dd/yyyy): Gender (Select one): ☐ Male ☐ Female ☐ N/A

Taxpayer Identification Number (SSN / ITIN / EIN):

Relationship to Owner: Distribution: %

Issue per stirpes? ☐ Yes ☐ No (Default) Irrevocable Beneficiary: ☐ Yes ☐ No (Default)

1b.	Beneficiary (Select one): ☐ Primary ☐ Contingent

Type (Select one): ☐ Individual ☐ Trust ☐ Trust under Will ☐ Owner’s Estate ☐ Other Entity

Full legal name:

Mailing address:

Phone number: ( ) - Extension: ☐ Home ☐ Work ☐ Mobile

Date of birth/Trust (mm/dd/yyyy): Gender (Select one): ☐ Male ☐ Female ☐ N/A

Taxpayer Identification Number (SSN / ITIN / EIN):

Relationship to Owner: Distribution: %

Issue per stirpes? ☐ Yes ☐ No (Default) Irrevocable Beneficiary: ☐ Yes ☐ No (Default)

1c.	Beneficiary (Select one): ☐ Primary ☐ Contingent

Type (Select one): ☐ Individual ☐ Trust ☐ Trust under Will ☐ Owner’s Estate ☐ Other Entity

Full legal name:

Mailing address:

Phone number: ( ) - Extension: ☐ Home ☐ Work ☐ Mobile

Date of birth/Trust (mm/dd/yyyy): Gender (Select one): ☐ Male ☐ Female ☐ N/A

Taxpayer Identification Number (SSN / ITIN / EIN):

Relationship to Owner: Distribution: %

Issue per stirpes? ☐ Yes ☐ No (Default) Irrevocable Beneficiary: ☐ Yes ☐ No (Default)

1d.	Beneficiary (Select one): ☐ Primary ☐ Contingent

Type (Select one): ☐ Individual ☐ Trust ☐ Trust under Will ☐ Owner’s Estate ☐ Other Entity

Full legal name:

Mailing address:

Phone number: ( ) - Extension: ☐ Home ☐ Work ☐ Mobile

Date of birth/Trust (mm/dd/yyyy): Gender (Select one): ☐ Male ☐ Female ☐ N/A

Taxpayer Identification Number (SSN / ITIN / EIN):

Relationship to Owner: Distribution: %

Issue per stirpes? ☐ Yes ☐ No (Default) Irrevocable Beneficiary: ☐ Yes ☐ No (Default)

ICC15A1400-AN	Application for Individual Deferred Variable Annuity (Transitions Select II) – 0715	page 6 of 8

J	Disclosures : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Non-Guaranteed. The Owner understands that the Contract is not a bank or credit union deposit or obligation and is not FDIC or NCUA insured. I also understand that the Contract is not insured by any federal government agency and is not guaranteed by any bank or credit union.

Authority of Producers. No Producer can change the terms of this Application or any Contract issued by the Company, waive any of the Company’s rights or requirements, or extend the time for any payment.

Issuing Requirements. The Company will issue the contract and apply the initial purchase payment within 2 business days of receiving it at our Service Center if the information you have provided is complete. If we do not receive all of the information we need, we will notify you. When we receive all of the necessary information, we will apply your initial purchase payment within 2 business days. If we do not receive all the information needed to issue the contract within 5 business days, we must either return your money or obtain your permission to keep it until we receive all of the necessary information.

The Owner understands that any Contract Value and any death benefit that may be provided by the Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to dollar amount.

Indirect Rollover. An indirect IRA rollover must be completed within sixty (60) days following your receipt of the distribution. If the funds distributed are not applied to a replacement IRA or qualified plan within this sixty (60) day period, the distribution will not be considered a qualifying rollover and you cannot avoid taxation on the distribution of those funds. The IRS may not consider your indirect rollover to be complete until a Contract has been issued and the funds have been applied to that Contract. The Company’s receipt of your indirect IRA rollover funds, without application of the funds to a Contract, may not satisfy the sixty (60) day requirement.

An individual is only permitted to make one indirect IRA to IRA rollover in any 1-year period. This means that an individual cannot make an indirect rollover from one IRA to another IRA if he or she has made an indirect rollover from any IRA to another within one year. The one rollover per year rule does not apply to amounts transferred directly between IRAs in a trustee-to-trustee transfer. If you are purchasing this contract as an IRA (including Roth IRA, SEP IRA and SIMPLE IRA), and intend to fund it with amounts from another IRA, you should consider doing so as a trustee-to-trustee transfer. Consult your tax advisor for more information.

K	Additional Details : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : : :

Details. Indicate section letter and question number. If additional space is required, attach another sheet.

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L	Agreements & Signatures : : : : : : : : : : : : : : : : : : : : : : : : : : : :

By signing below, I acknowledge that I have received a current prospectus for the Contract and I understand that the prospectus contains more detailed information about the Contract’s provisions. I also acknowledge that I understand how the Contract fits within my overall financial needs and plan.

Taxpayer Identification
The Proposed Owner must complete this Taxpayer Identification section.

By my signature, I, the Owner, certify that under penalties of perjury, that:
a.	The number shown in Section A (question 4) is my correct Taxpayer Identification Number . . . .	☐ Yes ☐ No
b.	I am NOT subject to backup withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☐ Yes ☐ No
c.	I am a U.S. person (including a U.S. resident alien) . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . .	☐ Yes ☐ No
d.	The FATCA code entered in this form (if any) indicating that I am exempt from FATCA reporting
	is correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	☑ Yes

While we are required by the IRS to include item d above, FATCA does not apply to a U.S. account owned by a U.S. person, so we have not included the ability to enter an exemption code. If you have indicated that you are not a U.S. person, any applicable FATCA information will be captured on the Form W-8.
The Internal Revenue Service (IRS) does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signatures
ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

I hereby represent that the information contained in this Application is correct and true to the best of my knowledge and belief. If this is a trust-owned contract, the Trustee should sign as Owner and include “Trustee” following his/her signature.

Signature of Owner:

Printed name:	Date:

Title (If applicable):

City/State signed:

Signature of Joint Owner (If applicable):

Printed name:	Date:

Signature of Annuitant (If different than Owner):

Printed name:	Date:

Signature of Joint Annuitant (If different than Joint Owner):

Printed name:	Date:

Signature of Soliciting Producer:

Printed name:	Date:

Agency/Firm:

M	Submission & Contact Information : : : : : : : : : : : : : : : : : : : : : :

For more information or general questions, use the resources below or for additional information regarding your policy, visit www.massmutual.com. Once you have reviewed and completed the Application, return all pages for processing. Make all checks payable to MassMutual. We will only accept responsibility for forms that are mailed to the addresses indicated below.

Phone:	Mail:	Overnight Mail:
(866) 645-2362	MassMutual Service Center	MassMutual Service Center
	PO Box 758511	200 SW 6th Ave
	Topeka, KS 66675-8550	Topeka, KS 66603-3704

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